Exhibit 99.0

October 12, 2005

Mattel Asia Pacific Sourcing Limited

11/F, South Tower

World Finance Center

Harbour City, Tsimshatsui

Kowloon, Hong Kong

Attention:	Mr. Richard Chung Yi Kei
Mr. David Fletcher Lewis

$325,000,000 Senior Credit Facilities

Ladies and Gentlemen:

Bank of America, N.A. (“Bank of America”) is pleased to offer to be the sole and exclusive administrative agent (in such capacity, the “Administrative Agent”) for Senior Credit Facilities in the maximum aggregate principal amount of $325,000,000 (the “Senior Credit Facilities”) to Mattel Asia Pacific Sourcing Limited (the “Borrower”), an indirect subsidiary of Mattel, Inc. (the “Parent”), and Bank of America is pleased to offer its commitment to lend up to $50,000,000 of the Senior Credit Facilities, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto (the “Summary of Terms”). Banc of America Securities LLC (“BAS”) is pleased to advise you of its willingness, as sole and exclusive Lead Arranger and Book Manager for the Senior Credit Facilities, to use its best efforts to form a syndicate of financial institutions (the “Lenders”) reasonably acceptable to you for the Senior Credit Facilities.

Bank of America will act as sole and exclusive Administrative Agent for the Senior Credit Facilities and BAS will act as sole and exclusive Lead Arranger and Book Manager for the Senior Credit Facilities. No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded without our prior approval on terms and conditions reasonably satisfactory to the Borrower and Bank of America.

1. BAS intends to commence syndication efforts promptly, and you agree to actively assist BAS, by using commercially reasonable efforts, in achieving a syndication of the Senior Credit Facilities that is satisfactory to BAS and the Borrower. Such assistance shall include (a) your providing and causing the Parent and your and the Parent’s respective advisors to provide us and the other Lenders upon reasonable request with all information reasonably available and reasonably deemed necessary by us to complete syndication; (b) your assistance, and your providing the Parent’s assistance, in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Credit Facilities; (c) your using commercially reasonable efforts to ensure that the syndication efforts of BAS benefit materially from your and the Parent’s existing lending and investment banking relationships; and (d) otherwise using commercially reasonable efforts to assist us in our syndication efforts, including by making senior management and advisors of the Borrower, the Parent and their respective subsidiaries reasonably available from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at one or more meetings of prospective Lenders.

2. It is understood and agreed that Bank of America and BAS, together with the Borrower, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood and agreed that no Lender

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participating in the Senior Credit Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Fee Letter (defined below) and the Summary of Terms.

3. The commitment of Bank of America hereunder and the agreement of BAS to provide the services described herein are subject to the agreement in the preceding paragraph and the satisfaction of each of the following conditions precedent in a manner acceptable to us in our sole discretion: (a) your compliance with the terms of this Commitment Letter (including the Summary of Terms) and the Fee Letter; (b) the accuracy and completeness of any representation, warranty or agreement of the Borrower or the Parent set forth herein; (c) prior to and during the syndication of the Senior Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or the Parent; (d) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facilities consistent with the Summary of Terms and otherwise reasonably satisfactory to Bank of America and BAS; (e) since the date hereof, no material adverse change in or material disruption of conditions in the financial, banking or capital markets which we, in our sole discretion, deem material in connection with the syndication of the Senior Credit Facilities shall have occurred and be continuing; and (f) our not becoming aware after the date hereof of any information or other matter which in our reasonable judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to us prior to the date hereof (in which case we may, in our sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or terminate this letter and any commitment or undertaking hereunder).

4. You and the Parent hereby represent, warrant and covenant that (a) all information, other than Projections (defined below), which has been made available since December 31, 2004 or is hereafter made available to Bank of America, BAS or the Lenders by you, the Parent or any of your or the Parent’s representatives (or on your or their behalf) in connection with the transactions contemplated hereby (the “Information”) is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading except to the extent that any such statement or omission that was untrue or misleading at the time made or that subsequently became untrue or misleading has been superseded or corrected by information provided to the Lenders prior to the date of this letter, and (b) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to Bank of America, BAS or the Lenders by you, the Parent or any of your or the Parent’s representatives (the “Projections”) are based upon good faith estimates and assumptions believed by the Borrower and the Parent to be reasonable at the time made, it being recognized by the Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Except as disclosed in the Information, there is no fact known to the officers of the Borrower or the Parent as of the date of this letter (other than matters of a general economic nature) which materially adversely affect the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, which has not been disclosed herein or in any financial statement. You agree to furnish us with such Information as we may reasonably request and to supplement the Information from time to time until the closing date for the Senior Credit Facilities so that the representation, warranty and covenant in the preceding sentences are correct on such closing date. You understand that in arranging and syndicating the Senior Credit Facilities, Bank of America and BAS will be using and relying on the Information without independent verification thereof.

5. You hereby acknowledge that (a) BAS and/or Bank of America will make available Information and Projections (collectively, “Borrower Materials”) to the proposed syndicate of Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the proposed Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material

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non-public information with respect to the Borrower, the Parent or their securities) (each, a “Public Lender”). You hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” you shall be deemed to have authorized BAS, Bank of America and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, the Parent or their securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) BAS and Bank of America shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, you shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay within 30 days after submission of an invoice therefore (a) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Senior Credit Facilities and the syndication thereof and all the actual costs of furnishing all opinions by counsel for the Borrower or the Parent (including without limitation any opinions reasonably requested by the Lenders as to any legal matters arising hereunder), and of the Borrower’s or the Parent’s performance of and compliance with all agreements and conditions contained therein on their part to be performed or complied with; (b) the actual cost of delivering to the Lenders any Notes pursuant to the provisions of the credit agreement; and (c) the reasonable fees, expenses and disbursements of the Administrative Agent and the Administrative Agent’s counsel (including the allocated cost of Administrative Agent’s inhouse counsel and staff) and all CUSIP fees for registration with the Standard & Poor’s CUSIP Service Bureau incurred in connection with the negotiation, preparation, execution and administration of the Senior Credit Facilities and any amendments and waiver hereto.

7. Subject to numbered paragraph 11 following, you agree to indemnify and hold harmless Bank of America, BAS, each Lender and each of their affiliates and their respective directors, officers, employees, advisors, agents and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and expenses of counsel and the allocated cost of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this letter, any related transaction, the Senior Credit Facilities or any use made or proposed to be made with the proceeds thereof unless and only to the extent that, as to any Indemnified Party, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors, the Parent, its equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. You and the Parent also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or the Parent or your or the Parent’s subsidiaries or affiliates or to your or the Parent’s their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final non-appealable

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judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. It is further agreed that Bank of America shall only have liability to you (as opposed to any other person), that Bank of America shall be liable solely in respect of its own commitment to the Senior Credit Facilities on a several, and not joint, basis with any other Lender, and that such liability shall only arise to the extent damages have been caused by a breach of Bank of America’s obligations hereunder to negotiate in good faith definitive documentation for the Senior Credit Facilities on the terms set forth herein as determined in a final non-appealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through Internet, Intralinks or other electronic information transmission systems in connection with the Senior Credit Facilities.

8. The terms of this letter, the Summary of Terms and the fee letter among you and us (the “Fee Letter”) are confidential and, except for disclosure on a confidential basis to your and our accountants, attorneys and other professional advisors and rating agencies retained by you or us, as applicable, in connection with the Senior Credit Facilities or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our or your, as applicable, prior written consent; provided, however, it is understood and agreed that (i) you may disclose this Commitment Letter (including the Summary of Terms) but not the Fee Letter after your acceptance of this Commitment Letter and the Fee Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges; and (ii) Bank of America and BAS shall be permitted to use information related to the syndication and arrangement of the Senior Credit Facilities in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications. Bank of America and BAS hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow Bank of America or BAS, as applicable, to identify you in accordance with the Act.

9. You acknowledge that Bank of America and BAS or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. Bank of America and BAS agree that they will not furnish confidential information obtained from you to any of their other customers and that they will treat confidential information relating to you and your affiliates with the same degree of care as they treat their own confidential information. Bank of America and BAS further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that Bank of America and BAS are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of Bank of America, BAS or any of such affiliates to the extent that such information is necessary or desirable in connection with such services or transaction in our sole discretion.

10. In connection with all aspects of each transaction contemplated by this letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) the Senior Credit Facilities and any related arranging or other services described in this letter are an arm’s-length commercial transaction between you and your affiliates, on the one hand, and Bank of America and BAS, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this letter; (ii) in connection with the process leading to such transaction, Bank of America and BAS each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party; (iii) neither Bank of America nor BAS has assumed or will assume an

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advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Bank of America or BAS has advised or is currently advising you or your affiliates on other matters) and neither Bank of America nor BAS has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this letter; (iv) Bank of America and BAS, and their respective affiliates, may be engaged in a broad range of transactions that involve interests that differ from yours and your affiliates and Bank of America and BAS have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Bank of America and BAS have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against Bank of America and BAS with respect to any breach or alleged breach of agency or fiduciary duty.

11. The provisions of numbered paragraphs 6 through 10 of this letter shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facilities shall be executed and delivered, and notwithstanding the termination of this letter or any commitment or undertaking hereunder; provided, however, that the provisions of numbered paragraph 7 above regarding indemnification shall not apply to events or matters arising subsequent to the effectiveness of any definitive documentation for the Senior Credit Facilities.

12. This letter and the Fee Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or the Fee Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

13. This letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you, the Parent, Bank of America and BAS hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter (including, without limitation, the Summary of Terms), the Fee Letter, the transactions contemplated hereby and thereby or the actions of Bank of America and BAS in the negotiation, performance or enforcement hereof. The commitments and undertakings of Bank of America and BAS may be terminated by us, if you or the Parent fail to perform your or the Parent’s obligations under this Commitment Letter or the Fee Letter on a timely basis. The commitments and undertakings of the Borrower may be terminated by the Borrower if either Bank of America or BAS fails to perform its respective obligations under this Commitment Letter or the Fee Letter on a timely basis.

14. This letter, together with the Summary of Terms and the Fee Letter, are the only agreements that have been entered into among us with respect to the Senior Credit Facilities and set forth the entire understanding of the parties with respect thereto. This letter may be modified or amended only by the written agreement of all of us and supercedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitment of Bank of America and the undertaking of BAS hereunder are not limited to those set forth herein or in the Summary of Terms. Those matters that are not covered or made clear herein or in the Summary of Terms or the Fee Letter are subject to mutual agreement of the parties. No party has been authorized by Bank of America or BAS to make any oral or written statements that are inconsistent with this Commitment Letter. This letter is not assignable by the Borrower or the Parent without our prior written consent or by Bank of America or BAS without your or the Parent’s prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

15. This offer will expire at 5:00 p.m. eastern time on October 17, 2005 unless you and the Parent execute this letter and the Fee Letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this letter and the Fee Letter (each of which may be signed in one or more

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counterparts) shall become binding agreements. Thereafter, this undertaking and commitment will expire on December 30, 2005 unless definitive documentation for the Senior Credit Facilities is executed and delivered prior to such date. In consideration of the time and resources that BAS and Bank of America will devote to the Senior Credit Facilities, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing Senior Credit Facilities for the Borrower.

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/S/ J. CASEY COSGROVE
Name:	J. Casey Cosgrove
Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:	/S/ JEFFREY H. DUNCAN
Name:	Jeffrey H. Duncan
Title:	Principal

cc:	Mr. Michael Salop
Mr. H. Scott Topham

Mattel Asia Pacific Sourcing Limited

October 12, 2005

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

MATTEL ASIA PACIFIC SOURCING LIMITED

By:	/S/ FRANCES KWONG WAI KING
Name:	Kwong Wai King, Frances
Title:	Director

The undersigned joins this letter solely for the limited purposes set forth in numbered paragraphs 4, 13 and 14 of this letter, and further agrees to unconditionally guaranty the obligations of the Borrower pursuant to numbered paragraphs 6 and 7 of this letter and agrees to be bound by the confidentiality provisions of numbered paragraph 8 of this letter, and shall only be bound by the terms and conditions set forth therein:

MATTEL, INC.

By:	/S/ MICHAEL A. SALOP
Name:	Michael A. Salop
Title:	Treasurer and Senior Vice President

Confidential	MATTEL ASIA PACIFIC SOURCING LIMITED

MATTEL ASIA PACIFIC SOURCING LIMITED

SUMMARY OF INDICATIVE TERMS AND CONDITIONS

$325,000,000 SENIOR CREDIT FACILITIES

BORROWER:	Mattel Asia Pacific Sourcing Limited (“MAPS” or the “Borrower”).

GUARANTOR:	Loans under the Senior Credit Facilities (defined below) shall be guaranteed by Mattel, Inc. (“Parent” or the “Guarantor”). The guarantee shall be a guarantee of payment and not of collection.

ADMINISTRATIVE AGENT:	Bank of America, N.A. (the “Administrative Agent” or “Bank of America”) will act as sole and exclusive administrative agent.

SOLE LEAD ARRANGER AND BOOK MANAGER:	Banc of America Securities LLC (“BAS”).

SENIOR CREDIT FACILITIES:	An aggregate principal amount of up to $325,000,000 will be available through the following facilities:

Term Loan Facility: a $225,000,000 term loan facility, all of which will be drawn on at Closing (the “Term Loan Facility”).

Revolving Credit Facility: a $100,000,000 revolving credit facility, available from time to time until the third anniversary from Closing (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Senior Credit Facilities”).

LENDERS:	A syndicate of financial institutions (including Bank of America) arranged by BAS, which institutions shall be acceptable to the Borrower and the Administrative Agent (collectively, the “Lenders”). All Lenders will be required to participate in the Revolving Credit Facility and the Term Loan Facility on a pro rata basis at Closing.

PURPOSE:	The proceeds of the Senior Credit Facilities shall be used for commercial paper back-up, working capital, capital expenditures and other lawful corporate purposes, including the repatriation of funds to the Parent under the American Jobs Creation Act of 2004.

CLOSING:	The execution of definitive loan documentation, to occur on or before December 30, 2005 (“Closing”).

INTEREST RATES:	As set forth in Addendum I.

MATURITY:	The Term Loan Facility shall be subject to repayment according to the Scheduled Amortization (defined below), with final payment of all amounts outstanding, plus accrued interest, being due three years from Closing.

The Revolving Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full three years from Closing.

SCHEDULED

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Confidential	MATTEL ASIA PACIFIC SOURCING LIMITED

AMORTIZATION:	Term Loan Facility: The Term Loan Facility will be subject to annual amortization of principal, payable on each anniversary of the Closing, in the principal amounts set forth below (the “Scheduled Amortization”):

Date	Amount
First Anniversary of Closing	$50,000,000
Second Anniversary of Closing	$50,000,000
Maturity Date	$125,000,000

Revolving Credit Facility: Advances under the Revolving Credit Facility may be made on a revolving basis up to the full amount of the Revolving Credit Facility.

OPTIONAL PREPAYMENTS AND COMMITMENT REDUCTIONS:

The Borrower may prepay the Senior Credit Facilities in whole or in part at any time without penalty, subject to reimbursement of the Lenders’ breakage and redeployment costs in the case of prepayment of LIBOR borrowings. Each such prepayment of the Term Loan Facility shall be applied ratably to the remaining principal repayment installments of the Term Loan Facility. The unutilized portion of any commitment under the Revolving Credit Facility may be irrevocably canceled by the Borrower in whole or in part.

CONDITIONS PRECEDENT TO CLOSING:

The Closing of the Senior Credit Facilities will be subject to satisfaction of the conditions precedent deemed appropriate by the Administrative Agent and the Lenders including, but not limited to, the following:

(i)     The negotiation, execution and delivery of definitive documentation (including, without limitation, satisfactory legal opinions and other customary closing documents) for the Senior Credit Facilities satisfactory to the Administrative Agent and the Lenders.

(ii)    There shall not have occurred a material adverse change since December 31, 2004 in the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of (a) the Borrower and its subsidiaries taken as a whole or (b) the Guarantor and its subsidiaries taken as a whole, or in each case the facts and information regarding such entities as represented to date.

CONDITIONS PRECEDENT TO ALL LOANS:

Usual and customary for transactions of this type, to include without limitation: (i) all representations and warranties are true and correct as of the date of each loan, and (ii) no event of default under the Senior Credit Facilities or incipient default has occurred and is continuing, or would result from such loan.

REPRESENTATIONS AND WARRANTIES:

Substantially similar to the those set forth in that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2005, among the Parent, the Administrative Agent and the lenders a party thereto (the “Parent Credit Agreement”), and also specifically to

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Confidential	MATTEL ASIA PACIFIC SOURCING LIMITED

apply to the Borrower and its material subsidiaries, to include without limitation: (i) corporate existence and status; (ii) corporate power and authority/enforceability; (iii) no violation of law or contracts or organizational documents; (iv) no required governmental or third party approvals; (v) binding effect; (vi) correctness of specified financial statements and no material adverse change; (vii) good title to properties; (viii) no material litigation; (ix) payment of taxes; (x) existence of agreements or conditions causing a Material Adverse Effect; (xi) government regulation; (xii) ERISA matters; (xiii) environmental matters; and (xiv) subordination agreements.

COVENANTS:	Substantially similar to the Parent Credit Agreement, and also specifically to apply to the Borrower and its material subsidiaries, to include without limitation: (i) with respect to the Parent and its material subsidiaries, delivery of financial statements, SEC filings, compliance certificates and notices of default, material litigation and material governmental and environmental proceedings; (ii) with respect to the Borrower, delivery of quarterly unaudited U.S. GAAP financial statements and annual audited Hong Kong statutory financial statements (to be delivered as soon as available, but in no event later than 9 months after fiscal year end); (iii) corporate existence; (iv) payment of taxes; (v) maintenance of properties; insurance; (vi) maintenance/inspection of property and books and records; (vii) use of proceeds; (viii) compliance with laws (including environmental laws and ERISA matters); (ix) subordination agreements; (x) limitation on debt; (xi) limitation on liens (xii) restrictions on fundamental changes of organization or operation of business; (xiii) limitation on sale or discount of receivables from the Parent or any Domestic Subsidiary of the Parent; (xiv) compliance with margin regulations; (xv) independence of covenants; and (xvi) limitation on debt of the Parent’s subsidiaries (other than intercompany debt) up to 25% of Consolidated Net Worth.

Financial covenants to be substantially similar to those in the Parent Credit Agreement, which are:

Debt to Total Capitalization

The Parent shall maintain a maximum Debt to Total Capitalization Ratio not to exceed 50% at fiscal year end and not greater than 60% at the end of each of the first three fiscal quarters of each fiscal year, calculated as (i) the sum of Consolidated Funded Indebtedness, plus Combined Purchaser’s Investment divided by (ii) Consolidated Funded Indebtedness, plus Combined Purchaser’s Investment, plus Consolidated Net Worth.

Interest Coverage Ratio

The Parent shall maintain at all times, on a rolling four quarter basis, a minimum Interest Coverage Ratio of 3.50x calculated as (i) the sum of net income before (a) special items, (b) minority interest, and (c) gains on reacquisition of debt, plus interest expense, plus accrued taxes, plus depreciation and amortization, divided by (ii) interest expense (including capitalized interest), calculated on a rolling four quarter basis.

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Confidential	MATTEL ASIA PACIFIC SOURCING LIMITED

EVENTS OF DEFAULT:	Substantially similar to the Parent Credit Agreement, to include without limitation: (i) nonpayment of principal, interest, fees or other amounts (with the same cure periods as contained in the Parent Credit Agreement); (ii) violation of covenants (with cure periods as applicable); (iii) inaccuracy of representations and warranties; (iv) cross-default to other material agreements and indebtedness; (v) bankruptcy and other insolvency events; (vi) material judgments; (vii) ERISA matters; (viii) loss of property; (ix) cessation of business; (x) Servicer Default (as defined under the Receivables Purchase Agreement (as defined in the Parent Credit Agreement)); and (xi) a Change of Control of the Parent (as defined in the Parent Credit Agreement) or of the Borrower (provided that the Borrower will not be deemed to have undergone a Change of Control as long as it remains a wholly-owned direct or indirect Subsidiary of the Parent, and any material subsidiary of the Borrower will not be deemed to have undergone a Change of Control as long as it remains a direct or indirect Subsidiary of the Borrower).

ASSIGNMENTS AND PARTICIPATIONS:

Revolving Credit Facility Assignments: Each Lender will be permitted to make assignments in respect of the Revolving Credit Facility of not less than $5,000,000 to other financial institutions approved by the Borrower (so long as no event of default under the Senior Credit Facilities or incipient default has occurred and is continuing) and the Administrative Agent, which approval of Borrower shall not be unreasonably withheld provided, however, that neither the approval of the Borrower nor the Administrative Agent shall be required in connection with any such assignments to other Lenders, to any affiliate of a Lender, or to any Approved Fund (as such term shall be defined in the definitive loan documentation).

Term Loan Facility Assignments: Each Lender will be permitted to make assignments in respect of the Term Loan Facility of not less than $1,000,000 to other financial institutions approved by the Borrower (so long as no event of default under the Senior Credit Facilities or incipient default has occurred and is continuing) and the Administrative Agent, which approval of Borrower shall not be unreasonably withheld provided, however, that neither the approval of the Borrower nor the Administrative Agent shall be required in connection with any such assignments to other Lenders, to any affiliate of a Lender, or to any Approved Fund (as such term shall be defined in the definitive loan documentation).

Assignments Generally: Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign as security all or part of its rights under the loan documentation to any Federal Reserve Bank. An assignment fee of $3,500 shall be payable to the Administrative Agent upon the effectiveness of any such assignment (including, but not limited to, an assignment by a Lender to another Lender).

Participations: Upon advance written notice, the Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date and releases of the Guarantors.

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Confidential	MATTEL ASIA PACIFIC SOURCING LIMITED

WAIVERS AND AMENDMENTS:	Amendments and waivers of the provisions of the loan agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than 50% of the aggregate amount of loans and commitments under the Senior Credit Facilities, except that (a) the consent of each Lender affected thereby shall be required with respect to (i) increases in the commitment of such Lender; (ii) reductions of principal, interest or fees; (iii) extensions of scheduled maturities or times for payment; and (iv) release of the Guarantor and (b) the Lenders under the Revolving Credit Facility shall not be required to fund any borrowing under the Revolving Credit Facility over the failure of any condition precedent to such a loan or advance (prior to any waiver or amendment) unless Lenders holding loans and commitments representing more than 50% of the aggregate amount of loans and commitments under the Revolving Credit Facility approve the waiver or amendment that results in the satisfaction of such previously unsatisfied condition precedent.

INDEMNIFICATION:	The Borrower shall indemnify and hold harmless the Administrative Agent, BAS, each Lender and their respective affiliates and their officers, directors, employees, agents and advisors from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Senior Credit Facilities, the Borrower’s use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys’ fees (including the allocated cost of internal counsel) and settlement costs. This indemnification shall survive and continue for the benefit of the indemnitees at all times after the Borrower’s acceptance of the Lenders’ commitments for the Senior Credit Facilities, notwithstanding any failure of the Senior Credit Facilities to close.

GOVERNING LAW:	State of New York for the Credit Agreement. State of California for the guarantee of the Parent.

PRICING/FEES/EXPENSES:	As set forth in Addendum I.

OTHER:	This Summary of Terms is intended as an outline of certain of the material terms of the Senior Credit Facilities and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive documentation for the Senior Credit Facilities contemplated hereby. The Borrower and the Guarantor shall each waive its right to a trial by jury.

Page 5	October 12, 2005

ADDENDUM I

PRICING, FEES AND EXPENSES

COMMITMENT FEE:	The Borrower will pay a fee (the “Commitment Fee”), determined in accordance with the Performance Pricing grid set forth below, on the unused portion of the Revolving Credit Facility. The Commitment Fee is payable quarterly in arrears commencing upon Closing Date.

INTEREST RATES:	At the Borrower’s option, any loan under the Senior Credit Facilities that is made to it will bear interest at a rate equal to the Applicable Margin, as determined in accordance with the Performance Pricing grid set forth below, plus one of the following indexes: (i) LIBOR or (ii) the Alternate Base Rate (to be defined as the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus .50%).

The Borrower may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

Upon notice from the Administrative Agent, a default rate shall apply on all loans in the event of default under the Senior Credit Facilities at a rate per annum of 2% above the applicable interest rate, as of the date for such increase as set forth in such notice (which may be as early as the date the Event of Default occurred).

CALCULATION OF INTEREST AND FEES:	Other than calculations in respect of interest at the Bank of America prime rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360 day year.

COST AND YIELD PROTECTION:	Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

EXPENSES:	The Borrower will pay all reasonable costs and expenses of BAS and the Administrative Agent associated with the preparation, due diligence, administration, syndication and enforcement of all documentation executed in connection with the Senior Credit Facilities, including without limitation, the reasonable legal fees of counsel to the Administrative Agent and BAS (including the allocated cost of internal counsel), regardless of whether or not the Senior Credit Facilities are closed. The Borrower will also pay the reasonable expenses of each Lender in connection with the enforcement of any loan documentation for the Senior Credit Facilities.

PERFORMANCE PRICING

The Commitment Fee and the Applicable Margin for the Senior Credit Facilities shall be, at any time, the rate per annum set forth in the table below opposite the Parent’s second highest senior unsecured long-term debt rating by S&P, Moody’s, or Fitch.

Senior Unsecured Long- Term Debt Rating	Commitment Fee	Applicable Margin For LIBOR Loans
≥ A / A2 / A	8.0	35.0
A- / A3 / A	9.0	40.0
BBB+ / Baa1 / BBB+	10.0	45.0
BBB / Baa2 / BBB	12.5	55.0
BBB- / Baa3 / BBB-	17.5	70.0
< BBB- / Baa3 / BBB-	22.5	95.0